Filed Pursuant to Rule 424(b)(3)

Registration No. 333-297010

PROSPECTUS

UP TO 5,000,000 Shares of Common Stock

Toppoint Holdings Inc.

This prospectus relates to the resale by the selling stockholders named herein, including their transferees, assigns, pledgees or donees, or their respective successors (the “Selling Stockholders”), of up to 5,000,000 shares of our common stock, par value $0.0001 per share (the “Common Stock”). The Selling Stockholders listed herein were the investors in a private placement by our company which closed on June 8, 2026. For information about the selling stockholders, see “Selling Stockholders.”

The Selling Stockholders may sell or otherwise dispose of the shares of Common Stock described in this prospectus in a number of different ways and at varying prices. If any underwriters, dealers, or agents are involved in the sale of any of the shares of Common Stock, their names and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. We will pay the expenses incurred in registering under the Securities Act the offer and sale of the shares of Common Stock to which this prospectus relates by the Selling Stockholder, including our legal and accounting fees. See the sections “About this Prospectus” on page ii and “Plan of Distribution” on page 6 of this prospectus for more information. No shares of Common Stock may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such shares of Common Stock. You should carefully read this prospectus and any applicable prospectus supplement before you invest in our securities.

Our Common Stock is currently listed on the NYSE American LLC (the “NYSE American”) under the symbol “TOPP”. On July 13, 2026, the last reported sale price of our Common Stock on NYSE American was $0.77.

Investing in our securities involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 2 and in the documents which are incorporated by reference herein and contained in the applicable prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 13, 2026.

You should rely only on the information contained in this prospectus and any accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and any accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, the Selling Stockholders may, from time to time, sell up to 5,000,000 shares of common stock, in one or more offerings as described in this prospectus. In connection with the offer and sale of sell securities by the selling securityholders, the Selling Stockholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus, including the section entitled “Risk Factors,” and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”.

In addition, this prospectus does not contain all the information provided in the registration statement that we filed with the SEC. For further information, we refer you to the registration statement, including its exhibits. The registration statement can be read on the SEC’s website or at the SEC’s offices mentioned below under the heading “Where You Can Find More Information”. Statements contained in this prospectus and any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of such matters.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We, nor the Selling Stockholders, have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

In this prospectus, we refer to Toppoint Holdings Inc. as “we,” “us,” “our” “TOPP,” “Toppoint,” and the “Company”, unless we specifically state otherwise or the context indicates otherwise.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in this prospectus and in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this prospectus, any applicable prospectus supplement and the information incorporated by reference herein or therein represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

iii

PROSPECTUS SUMMARY

General

We are a truckload services and solutions provider focused on the recycling export supply chain. We have become a key player in the New Jersey and Pennsylvania regional trucking market for waste paper. In addition to waste paper, our portfolio also includes the shipment of scrap metal and wooden logs from large waste companies, recycling centers and commodity traders to the ports of Newark, NJ, and Philadelphia, PA. We also provide import transportation services at the ports of Newark and Philadelphia, under which we transport cargo-filled containers from the ports to our customers’ designated delivery locations. We continue to expand our footprints domestically and internationally and have ventured into the recycling export transport markets in Tampa, Jacksonville, and Miami, FL, and Baltimore, MD, in 2023, and Ensenada, Mexico in 2024, and Houston, Texas in 2025. We intend to explore the international market in Latin America, including Chancay, Peru, in the near future.

Our client base includes some of the largest Fortune 500 waste companies and over 207 recycling centers and commodity traders that operate in nearly 1,077 locations. Our growing client base relies on us as their partner to provide a “white glove service” to ensure their time-sensitive, ultra-high throughput commodities are safely loaded and delivered right to container ships. In addition, capitalizing on our know-how in developing logistics solutions over the years, we are able to propose integrated transportation solutions that cover loading, transport, port drayage and unloading.

Currently, our business is broadly categorized into four verticals, by commodity type and the direction of trade as follows:

●	Waste Paper Products. Waste paper products have been our core commodity of export transportation. As a word-of-mouth shipper of choice, we have established a significant market presence in the New Jersey and Pennsylvania region’s recycled paper export transport industry.

●	Waste Metal and Forestry. We expanded into scrap metal and wood products export markets to diversify our offerings and supply our growing fleet. Serving additional commodities allows us to keep a strong pipeline of loads for independent contractor drivers to deliver and mitigate risks against commodity price fluctuations that affect demand for export.

●	Import. We hold a minority market share in the import delivery sector for ports of Newark, NJ and Philadelphia, PA, picking up containers from ships and dropping at client locations.

●	Others. From time to time, we offer trucking services for plastic and other commodities and provide logistics brokerage solutions servicing the major ports in California, Georgia, South Carolina, Texas and Illinois, as well as commercial rail lines.

We pride ourselves on being an economically viable, socially responsible and environmentally friendly enterprise. We contribute to a sustainable society through our initiatives to reduce costs and enhance recycling logistics efficiency. Our competitive prices, capability to deliver large amounts on time and fast response ability have enabled us to solidify our partnerships with clients year over year.

Corporate Information

We were incorporated in the State of Nevada on August 16, 2022 as a holding company. We started operations in 2014 through Toppoint Inc., a Pennsylvania corporation, providing logistics services and solutions for the recycling export supply chain in the U.S. On June 4, 2025, the Company established a wholly-owned subsidiary, Topp Metals Inc., which was incorporated under the provisions of the Pennsylvania Business Corporation Law of 1988, with its registered office located in Lansdale, Pennsylvania. Our principal executive offices are located at 1250 Kenas Road, North Wales, PA 19454, and our telephone number is (551) 866-1320. Our website address is https://toppointtrucking.com/. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein. We have included our website address as an inactive textual reference only.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and free writing prospectus before acquiring any such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

There may be other unknown or unpredictable clinical, regulatory, economic, business, competitive or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Special Note Regarding Forward-Looking Statements” included in this prospectus and any similar section contained in any applicable prospectus supplement or free writing prospectus, and the documents incorporated by reference herein and therein, concerning factors you should consider before investing in our securities.

THE OFFERING

Company Common Stock offered by the Selling Stockholders:	This prospectus relates to 5,000,000 shares of Company Common Stock that may be sold from time to time by the Selling Stockholders named in this prospectus.

Company Common Stock outstanding at commencement of the offering(1):	24,700,000 shares of Common Stock.

Use of proceeds:	We will not receive any proceeds from the sales of outstanding shares of Common Stock by the Selling Stockholders.

Risk factors:	Investing in our Common Stock involves a high degree of risk. See “Risk factors” beginning on page 2 of this prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in our Common Stock.

Trading market and symbol:	Our Common Stock is currently listed on the NYSE American LLC under the symbol “TOPP”.

(1)	The number of shares of Common Stock outstanding at the commencement of the offering is based on 24,700,000 shares of Common Stock outstanding as of the date of this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our Common Stock by the Selling Stockholders. The Selling Stockholders will receive all of the net proceeds from the sales of the shares of our Common Stock offered by them pursuant to this prospectus. We have agreed to bear the expenses relating to the registration of the Common Stock for the Selling Stockholders.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders listed below were issued by us in a private placement which closed on June 8, 2026. Other than the relationships as purchasers under the Securities Purchase Agreement (as defined below) and as otherwise described herein, to our knowledge, no material relationships exist between any of the selling stockholders and us nor have any such material relationships existed within the past three years.

As used herein, the term “selling stockholders” means the selling stockholders listed below and such holders’ donees, pledgees, transferees, or other successors-in-interest selling shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer.

Summary of June 2026 Private Placement

On May 19, 2026, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with five individual investors, who are the selling stockholders hereunder (collectively, the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers, in a private placement, an aggregate of 5,000,000 shares of the Company’s common stock, par value $0.0001 per share, at a purchase price of $0.83 per share, for aggregate gross proceeds to the Company of $4,150,000. The closing of the sale of the shares occurred on June 8, 2026.

We are registering the shares of Common Stock in order to permit the Selling Stockholders to offer the shares for resale from time to time.

Selling Stockholders Table

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The table below sets forth information as of the date of this prospectus, to our knowledge, about the beneficial ownership of our common stock by the selling stockholders both before and immediately after this offering. Because the selling stockholders may sell, transfer, or otherwise dispose of all, some, or none of their shares of common stock, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” For purposes of the table below, we assume that the selling stockholders will sell all of their shares of common stock.

	Number of Shares of Common Stock Owned Prior to Offering (1)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this	Number of Shares of Common Stock Owned After Offering(3)
Name of Selling Stockholder	Number	Percent	Prospectus(2)	Number	Percent
Weibo Chen (4)	1,100,000	4.453%	1,100,000	-	0.00%
Binhua Lin (5)	1,000,000	4.049%	1,000,000	-	0.00%
Yudan Huang (6)	1,000,000	4.049%	1,000,000	-	0.00%
Zexin Chen (7)	1,000,000	4.049%	1,000,000	-	0.00%
Yanyun Ma (8)	900,000	3.644%	900,000	-	0.00%
TOTAL	5,000,000	20.24%	5,000,000	-	0.00%

*	Less than 1%

(1)	Unless otherwise indicated herein, represents shares of Common Stock issued by the Company to such Selling Stockholder in the June 2026 private placement. Applicable percentage ownership is based on 24,700,000 shares of our Common Stock outstanding after this offering.

(2)	Assumes the sale of all shares of our Common Stock being offered by each Selling Stockholder pursuant to this prospectus.

(3)	Represents the number of shares of Common Stock that will be held by each Selling Stockholder after completion of this offering based on the assumptions that (a) no other shares of Common Stock are acquired or sold by such Selling Stockholder prior to completion of this offering and (b) all shares of Common Stock registered for resale by the registration statement of which this prospectus is part of will be sold. However, the Selling Stockholders are not obligated to sell all or any portion of the shares of Common Stock offered pursuant to this prospectus. Applicable percentage ownership is based on 24,700,000 shares of our Common Stock outstanding after this offering.

(4)	The address of Weibo Chen is Room 2103, Building 4, Xinyue Jinyun Garden, 19 Jinzhou Road, Huicheng, Xinhui District, Jiangmen City, Guangdong, China.

(5)	The address of Binhua Lin is No. 8, Lane 7, Community 1, Dulianshan Top, Shadui Town, Xinhui District, Jiangmen City, Guangdong Province, China.

(6)	The address of Yudan Huang is #507-1, Daitou Village, Jiaomei Town, Taiwan Investment Zone, Zhangzhou City, Fujian Province, China.

(7)	The address of Zexin Chen is No. 2, Lane 12, Shizuifang, Waihai, Jianghai District, Jiangmen City, Guangdong, China.

(8)	The address of Yanyun Ma is 2502, Block 2, 2nd Street, Country Garden Nanhu Jun, 18 Huicheng Wenhua Road, Xinhui District, Jiangmen City, Guangdong, China.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock on behalf of the Selling Stockholders to permit the resale of these shares of Common Stock by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Stockholders may sell all or a portion of the shares of Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the registration statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Stockholders may transfer the shares of Common Stock by other means not described in this prospectus. If the Selling Stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by McDonald Carano LLP of Reno, Nevada. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Toppoint Holdings Inc. as of December 31, 2025 and for the year in the period ended December 31, 2025, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report of Golden Eagle CPAs LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Toppoint Holdings Inc. as of December 31, 2024 and for the year in the period ended December 31, 2024, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of TAAD, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at https://toppointtrucking.com/, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our securities in this offering.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 25, 2026;

●	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 14, 2026; and

●	our Current Reports on Form 8-K filed with the SEC on May 14, 2026, May 26, 2026, June 2, 2026, and June 25, 2026; and

●	the description of our Common Stock contained in (i) our registration statement on Form 8-A, filed with the SEC on January 13, 2025 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description and (ii) Exhibit 4.1—Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 25, 2026.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Toppoint Holdings Inc.

1250 Kenas Road

North Wales, PA 19454

(551) 866-1320

Copies of these filings are also available on our website at https://toppointtrucking.com/. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

Up to 5,000,000 Shares of Common Stock

PROSPECTUS

The date of this prospectus is July 13, 2026.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.